Exhibit 99.1

NEWS RELEASE MEDIA CONTACT Robin J. Lampe Phone: 785.856.9350 INVESTOR CONTACT Darius G. Nevin Phone: 785.856.9368

PROTECTION ONE ANNOUNCES FOURTH QUARTER AND ANNUAL 2008
FINANCIAL RESULTS

Delivers EBITDA improvement in fourth quarter

Ongoing cost reductions expected to benefit 2009 results

Conference call scheduled for 10 a.m. Eastern time today to review results

LAWRENCE, Kan., March 13, 2009 — Protection One, Inc. (Nasdaq:PONE), one of the leading providers of security monitoring services in the United States, today reported financial results for the fourth quarter and year ended December 31, 2008.

Richard Ginsburg, Protection One’s president and chief executive officer, said, “Process improvements launched earlier in 2008 paid off in the fourth quarter in the form of lower costs of monitoring.  I am also pleased to report a 3% increase in EBITDA to $28.3 million on a modest increase in revenues during the fourth quarter.  For 2009, we are focused on delivering growth in EBITDA and free cash flow.  Though we continue to develop our commercial base and market-leading capabilities in our Wholesale segment, we recognize that changes in capital markets have raised investment hurdles for all.  With almost 90% of our revenue generated from recurring revenue streams and an improved cost structure, we can afford to be even more disciplined about investing to create new recurring revenue streams.  As a result, our customer acquisition costs may be lower in 2009 than in 2008.”

Adjusted EBITDA, Recurring Monthly Revenue (“RMR”), and net debt, as described in this release, are all non-GAAP financial measures and are described in greater detail in the attached schedules.  For a reconciliation of these non-GAAP measures, please see the attached schedules.

Fourth Quarter Results

Consolidated revenue for the fourth quarter of 2008 increased 1.6% over the fourth quarter of 2007 to $94.0 million as a result of increases in Wholesale monitoring revenue and in Retail installation revenue arising from higher amortization of previously deferred revenue.

Operating income increased to $4.4 million in the fourth quarter of 2008 from $2.4 million one year earlier on higher contribution from monitoring and service revenues.  Higher net installation and selling expenses were offset by lower amortization and depreciation expense.

The Company’s net loss for the fourth quarter improved to $(7.2) million in 2008, or $(0.29) per share, from $(10.2) million, or $(0.40) per share, in 2007 on higher operating income and lower interest expense.

Full Year Results

Consolidated full year revenue in 2008 increased 6.9% to $372.0 million in 2007, principally because the Company’s 2008 results included a full year of IASG revenue, while the 2007 results reflected only nine months of IASG activity.  In addition, Wholesale revenue in 2008 increased 3.8% over 2007 excluding the impact of the merger.

Operating income fell to $10.3 million in 2008 compared to $15.4 million in the year ago period, resulting from higher installation and selling costs in excess of installation revenues, partially offset by improved monitoring and service results that included a full year of IASG revenue.

The Company’s net loss for the year fell to $(50.5) million in 2008, or $(2.00) per share, from $(32.2) million, or $(1.37) per share in 2007.  Most of the difference arises from a $12.8 million loss on retirement of debt in connection with the refinancing of the Company’s senior subordinated notes in March 2008, of which $7.0 million was non-cash.  Lower operating income, for the reasons previously noted, also contributed to the decrease.

Non-GAAP Results

Adjusted EBITDA

Adjusted EBITDA in the fourth quarter 2008 improved 3.1% to $28.3 million from $27.5 million in the fourth quarter of last year due to an increase in monitoring and service gross margin partly offset by higher installation costs incurred during the period.

Adjusted EBITDA for 2008 increased to $109.3 million from $107.4 million, or 1.8% from 2007.  The benefit of including an additional quarter of revenue from IASG’s operations in 2008 compared to 2007 was largely offset by higher installation costs and costs associated with brand awareness and lead generation activities incurred in 2008 compared to 2007.

Net Debt

The Company ended 2008 with $38.9 million of cash and cash equivalents, with excess cash and cash equivalents invested in United States treasury portfolios.  As of March 5, 2009, the Company also had $19.7 million available for borrowing under its revolving credit facility.

The Company’s total debt and capital leases, excluding debt discounts and premiums, as of December 31, 2008 was $522.6 million, compared to $526.0 million as of December 31, 2007.

The Company’s net debt decreased to $483.7 million at December 31, 2008 from $485.0 million at December 31, 2007.

See “Non-GAAP Reconciliations” in the attached schedules for a reconciliation of net debt to reported debt and cash and cash equivalents.

Recurring Monthly Revenue and Attrition

The Company’s Retail reporting unit ended the year with RMR of $20.5 million at December 31, 2008 compared to $20.6 million one year earlier.  Net Retail attrition was 10.5% in 2008 compared to 9.5% in 2007.  The increase resulted from more customers canceling for financial-related reasons.  The Company’s Wholesale reporting unit ended 2008 with $4.0 million RMR at December 31, 2008, up from $3.6 million at the end of 2007.  Wholesale attrition in 2008 was 24.5% compared to 22.6% in 2007.  The Company’s Multifamily reporting unit had RMR of $2.2 million at December 31, 2008 compared to $2.5 million at the end of 2007.  Multifamily attrition in 2008 was 18.3% compared to 10.6% in 2007.

See “Non-GAAP Reconciliations” in the attached schedules for a reconciliation of RMR to reported revenue and the “Supplemental Financial Information” in the attached schedules for the definition of net attrition.

Segment Descriptions

The Company’s Retail segment directly sells, installs, monitors and maintains electronic security and life safety systems for residential and commercial customers.  As of December 31, 2008, the Company served approximately 574,000 retail customers.

The Company’s Wholesale business, CMS, contracts with independent security alarm dealers nationwide to provide alarm system monitoring services to residential and business customers.  As of December 31, 2008, this unit served approximately 4,600 dealers by monitoring almost one million homes and businesses on their behalf.

The Company’s Multifamily business unit provides monitoring and maintenance of electronic security systems for tenants of multifamily residences under long-term contracts with building owners and managers.  As of December 31, 2008, Multifamily monitored approximately 240,000 units in more than 1,500 rental properties.

See the attached schedules for additional information regarding the financial performance of the Company’s segments.

Conference Call and Webcast

Protection One will host a conference call and audio webcast today at 10:00 a.m. Eastern time to review these results. The call may be accessed by dialing (877) 604-9673 (inside the United States and Canada) or via a webcast at www.ProtectionOne.com. The reference code associated with the call is 6277412.

A webcast replay will be available shortly after the call at www.ProtectionOne.com. A telephonic replay of the call also will be available until March 20, 2009. To listen to the telephonic replay, dial (888) 203-1112 and enter the following passcode: 6277412.

Forward-looking Statements: Certain matters discussed in this news release are “forward-looking statements.”  The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability.  Forward-looking statements may include words or phrases such as “we believe,” “we anticipate,” “we expect” or words of similar meaning.  Forward-looking statements may describe our future plans, objectives, expectations or goals, including, but not limited to, with respect to our earnings and financial condition, attrition, liquidity and sources of funding. Our actual results may differ materially from those discussed here as a result of numerous factors, including, but not limited to, our significant debt obligations, net losses and competition.  See our Annual Report on Form 10-K for the period ended December 31, 2008, which is expected to be filed with the SEC on March 16, 2009, for a further discussion of factors affecting our performance.  Protection One disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release.

Protection One is one of the largest vertically integrated national providers of sales, installation, monitoring, and maintenance of electronic security systems to homes and businesses and has been recognized as one of “America’s Most Trustworthy Companies” by Forbes.com. Network Multifamily, Protection One’s wholly owned subsidiary, is the largest security provider to the multifamily housing market. The Company also owns the nation’s largest provider of wholesale monitoring services, the combined operations of CMS and Criticom International. For more information about Protection One, visit www.ProtectionOne.com. (PONENR)

PROTECTION ONE, INC.

and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in thousands, except per share amounts)	2008	2007	2008	2007
Revenue
Monitoring & related services	$84,104	$83,296	$334,125	$313,330
Installation and other	9,883	9,247	37,896	34,541
Total revenue	93,987	92,543	372,021	347,871

Cost of revenue (exclusive of amortization and depreciation shown below):
Monitoring & related services	27,215	28,184	110,980	99,835
Installation and other	12,583	10,655	48,750	40,870
Total cost of revenue (exclusive of amortization and depreciation shown below)	39,798	38,839	159,730	140,705

Selling expenses	14,114	12,724	56,247	47,552
General & administrative	21,016	20,901	80,566	77,846
Merger related costs	—	—	—	4,344
Amortization and depreciation	14,210	17,678	64,275	62,064
Impairment of trade name	450	—	925	—
Total operating expenses	49,790	51,303	202,013	191,806
Operating income	4,399	2,401	10,278	15,360

Other expense (income)
Interest expense	11,663	13,076	48,539	49,486
Interest income	(41)	(570)	(794)	(2,509)
Loss on retirement of debt	—	—	12,788	—
Other	23	(23)	(54)	(90)
Total other expense	11,645	12,483	60,479	46,887
Loss before income taxes	(7,246)	(10,082)	(50,201)	(31,527)

Income tax (benefit) expense	(13)	111	341	713
Net loss	$(7,233)	$(10,193)	$(50,542)	$(32,240)

Other comprehensive income net of tax
Unrealized loss on cash flow hedging instruments	(9,643)	(87)	(8,639)	(212)
Comprehensive loss	$(16,876)	$(10,280)	$(59,181)	$(32,452)

Basic and diluted net loss per common share (a)	$(0.29)	$(0.40)	$(2.00)	$(1.37)

Weighted average common shares outstanding	25,317	25,307	25,310	23,525

(a) - Options are not included in the computation of diluted earnings per share because to do so would have been antidilutive for each of the periods presented.

PROTECTION ONE, INC.

and Subsidiaries

Supplemental Financial Information

(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in thousands)	2008	2007	2008	2007
Segment Information

Retail
Revenue
Monitoring & related services	$63,840	$63,714	$255,104	$243,963
Installation and other	9,653	8,950	36,691	33,527
Total revenue	73,493	72,664	291,795	277,490

Cost of revenue (exclusive of amortization and depreciation shown below):
Monitoring & related services	18,127	19,324	75,154	72,526
Installation and other	11,874	10,062	46,180	38,367
Total cost of revenue (exclusive of amortization and depreciation shown below)	30,001	29,386	121,334	110,893

Selling expenses	13,437	11,880	52,558	44,698
General & administrative expense	16,140	17,442	62,077	63,359
Merger related costs	—	—	—	4,344
Amortization of intangibles and depreciation expense	11,928	14,088	51,474	49,501
Total operating expenses	41,505	43,410	166,109	161,902

Operating income	$1,987	$(132)	$4,352	$4,695
Operating margin	2.7%	-0.2%	1.5%	1.7%

Wholesale
Revenue
Monitoring & related services	$12,900	$11,709	$48,660	$37,432
Other	171	245	817	546
Total revenue	13,071	11,954	49,477	37,978

Cost of revenue (exclusive of amortization and depreciation shown below):
Monitoring & related services	7,180	6,885	28,108	19,599

Selling expenses	453	468	2,253	1,430
General & administrative expense	2,396	1,417	9,685	6,574
Amortization of intangibles and depreciation expense	1,303	2,044	7,216	6,274
Total operating expenses	4,152	3,929	19,154	14,278

Operating income	$1,739	$1,140	$2,215	$4,101
Operating margin	13.3%	9.5%	4.5%	10.8%

Multifamily
Revenue
Monitoring & related services	$7,364	$7,873	$30,361	$31,935
Installation and other	59	52	388	468
Total revenue	7,423	7,925	30,749	32,403

Cost of revenue (exclusive of amortization and depreciation shown below):
Monitoring & related services	1,908	1,975	7,718	7,710
Installation and other	710	594	2,570	2,503
Total cost of revenue (exclusive of amortization and depreciation shown below)	2,618	2,569	10,288	10,213

Selling expenses	224	376	1,436	1,424
General & administrative expense	2,480	2,042	8,804	7,913
Amortization of intangibles and depreciation expense	978	1,545	5,585	6,289
Impairment of trade name	450	—	925	—
Total operating expenses	4,132	3,963	16,750	15,626

Operating income	$673	$1,393	$3,711	$6,564
Operating margin	9.1%	17.6%	12.0%	20.3%

PROTECTION ONE, INC.

and Subsidiaries

Supplemental Financial Information (cont.)

(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in thousands)	2008	2007	2008	2007
Supplemental Financial Information

FAS 123(R) Expense in G&A
Retail	$358	$341	$1,448	$1,469
Wholesale	—	—	—	—
Multifamily	—	—	—	—
FAS 123(R) expense in G&A	358	341	1,448	1,469

Amortization of Deferred Costs in Excess of Amort. of Deferred Rev.
Retail	$7,240	$5,751	$28,556	$22,223
Wholesale	—	—	—	—
Multifamily	677	554	2,176	1,952
Amort. of deferred costs in excess of amort. of deferred rev.	7,917	6,305	30,732	24,175

Investment in New Accounts and Rental Equipment, Net
Retail	$8,357	$8,438	$37,605	$32,128
Wholesale	—	—	—	—
Multifamily	1,002	932	4,014	3,407
Investment in new accounts and rental equipment, net	9,359	9,370	41,619	35,535

Property Additions, Exclusive of Rental Equipment, Net
Retail	$3,659	$1,577	$8,002	$7,743
Wholesale	162	3,237	1,569	3,782
Multifamily	(193)	117	240	383
Property additions, exclusive of rental equipment, net	3,628	4,931	9,811	11,908

PROTECTION ONE, INC.

and Subsidiaries

Supplemental Financial Information (cont.)

(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(in thousands)	2008	2007	2008	2007
Supplemental Financial Information (Non-GAAP)

Recurring Monthly Revenue (RMR)	$26,746	$26,706	$26,746	$26,706

RMR Rollforward - Retail
Beginning RMR	$20,551	$20,591	$20,628	$16,429
RMR additions from direct sales	532	599	2,316	2,331
Additions from the Merger	—	—	—	4,133
RMR additions from account purchases	15	2	44	32
RMR losses	(712)	(688)	(2,823)	(2,583)
Price increases and other	157	124	378	286
Ending RMR	$20,543	$20,628	$20,543	$20,628

RMR Rollforward - Wholesale
Beginning RMR	$4,038	$3,578	$3,615	$963
RMR additions from direct sales	198	233	1,305	803
Additions from the Merger	—	—	—	2,549
RMR losses	(238)	(196)	(932)	(661)
Price increases and other	—	—	10	(39)
Ending RMR	$3,998	$3,615	$3,998	$3,615

RMR Rollforward - Multifamily
Beginning RMR	$2,294	$2,482	$2,463	$2,596
RMR additions from direct sales	12	25	98	86
RMR losses	(120)	(56)	(428)	(269)
Price increases and other	19	12	72	50
Ending RMR	$2,205	$2,463	$2,205	$2,463

RMR Rollforward - Consolidated
Beginning RMR	$26,883	$26,651	$26,706	$19,988
RMR additions from direct sales	742	857	3,719	3,220
Additions from the Merger	—	—	—	6,682
RMR additions from account purchases	15	2	44	32
RMR losses	(1,070)	(940)	(4,183)	(3,513)
Price increases and other	176	136	460	297
Ending RMR	$26,746	$26,706	$26,746	$26,706

	Annualized Three Months		Twelve Months
	Ended December 31,		Ended December 31,
RMR Attrition	2008	2007	2008	2007

RMR Attrition - Gross
Retail	13.9%	13.3%	13.7%	13.2%
Wholesale	23.7%	21.8%	24.5%	22.6%
Multifamily	21.3%	9.0%	18.3%	10.6%

RMR Attrition - Net (a)
Retail	10.9%	9.9%	10.5%	9.5%

(a) Attrition excluding price decreases and net of new owners and moves

	December 31,	December 31,
Monitored Sites	2008	2007

Retail Monitored Sites	574,001	602,519

Wholesale Monitored Sites	991,014	865,163

Multifamily Monitored Sites	240,648	277,743

PROTECTION ONE, INC.

and Subsidiaries

Non-GAAP Reconciliations

(unaudited)

Recurring Monthly Revenues (RMR)

RMR is the sum of all the monthly revenue we are entitled to receive under contracts with customers in effect at the end of a period.

A reconciliation of RMR to Protection One, Inc.’s reported total revenue follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in thousands)	2008	2007	2008	2007

RMR at December 31	$26,746	$26,706	$26,746	$26,706
Amounts excluded from RMR:
Amortization of deferred revenue	1,211	1,036	1,211	1,036
Installation and other revenue (a)	3,303	2,974	3,303	2,974
Revenue (GAAP basis)
December	$31,260	$30,716	$31,260	$30,716
October - November	62,727	61,827	—	—
January - November	—	—	340,761	317,155
Total period revenue	$93,987	$92,543	$372,021	$347,871

(a) Revenue that is not pursuant to periodic contractual billings

The Company believes the presentation of RMR is useful to investors because the measure is often used by investors and lenders to evaluate companies such as Protection One with recurring revenue streams.  Management monitors RMR, among other things, to evaluate the Company’s ongoing performance.

Adjusted EBITDA

A reconciliation of Adjusted EBITDA to Protection One, Inc.’s reported loss before income taxes follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2008	2007	2008	2007

Loss before income taxes	$(7,246)	$(10,082)	$(50,201)	$(31,527)
Plus:
Interest expense, net	11,622	12,506	47,745	46,977
Amortization and depreciation expense	14,210	17,678	64,275	62,064
Amort. of deferred costs in excess of amort. of deferred revenue	7,917	6,305	30,732	24,175
Stock based compensation expense	358	341	1,448	1,469
Other costs including merger-related items	970	741	1,655	4,344
Loss on retirement of debt	—	—	12,788	—
Impairment of trade name	450	—	925	—
Less:
Other income	23	(23)	(54)	(90)
Adjusted EBITDA	$28,304	$27,466	$109,313	$107,412

Adjusted EBITDA is used by management in evaluating segment performance and allocating resources, and management believes it is used by many analysts following the security industry.  This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States of America, such as loss before income taxes or cash flow from operations.  Items excluded from Adjusted EBITDA are significant components in understanding and assessing the consolidated financial performance of the Company.  See the table above for the reconciliation of Adjusted EBITDA to consolidated loss before income taxes.  The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and comparability may be limited. Management believes the presentation of non-GAAP financial measures such as Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful and consistent manner in addition to standard GAAP financial measures.

Net Debt reconciled to GAAP measures

	December 31,	December 31,
(in thousands)	2008	2007

Senior credit facility, maturing March 31, 2012, variable	$291,750	$294,750
Senior secured notes, maturing November 2011, fixed 12.00%, face value	115,345	115,345
Unsecured term loan, maturing March 14, 2013, variable	110,340	—
Senior subordinated notes, maturing January 2009, fixed 8.125%, face value		110,340
Capital leases	5,140	5,599
	$522,575	$526,034

Less cash and cash equivalents	(38,883)	(40,999)
Net Debt	$483,692	$485,035

Net Debt is utilized by management as a measure of the Company’s financial leverage and the Company believes that investors also may find Net Debt to be helpful in evaluating the Company’s financial leverage.  This supplemental non-GAAP information should be viewed in conjunction with the Company’s consolidated balance sheets in the Company’s report on Form 10-K for the period ended December 31, 2008.  While not included in net debt, the Company also had notes receivable due from its Wholesale dealers of approximately $4.2 million and $5.9 million as of December 31, 2008 and December 31, 2007, respectively.